Exhibit 99.1

THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is effective September 14, 2024 (the “Effective Date”), although made and entered into on the dates as hereinafter set forth below, by and between JEWEL ACQUISITION, LLC, having an address of [***REDACTED***] (the “Landlord”), and MAWSON INFRASTRUCTURE GROUP, INC (the “Tenant”), a Delaware corporation, with its principal office and place of business at 950 Railroad Ave., Midland, PA 15059, as Party of the Second Part (Landlord and Tenant individually, each a “Party,” and collectively, the “Parties”).

WHEREAS, Landlord owns certain real property consisting of [***REDACTED***] located at 950 10th Street Midland PA (the “Property”);

WHEREAS, Landlord and Tenant are the current Parties to that certain commercial Lease Agreement (the “Lease”) dated September 20, 2021, with the initial term ending September 14, 2024 and subject to four (4) additional three (3) years terms by mutual agreement (whereby Tenant is leasing from Landlord approximately 8 acres of vacant land and the ability to connect to and receive power from the substation number 1 (the “Substation”) near the former melt shop building as shown on Exhibit A attached hereto located in Beaver County, PA; and

WHEREAS, the Parties previously amended the Lease on April 1, 2022 and June 1, 2023.

WHEREAS, Landlord and Tenant have agreed to extend the term to September 14, 2027 (“First Renewal Period”) and the Parties desire to amend the Lease to include the payments due from the Tenant during the First Renewal Period;

NOW THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease with this signed instrument by authorized representatives of both Parties, as follows:

1. Recitals; Defined Terms. The above-stated Recitals, and any defined terms set forth therein, are restated and incorporated into this Section 1 as though fully set forth herein.

2. Lease in Full Force and Effect. Landlord and Tenant acknowledge that the Lease is in full force and effect as amended herein, the Lease shall be construed together with and to include the provisions set forth herein, and the Lease has not been amended, modified, or supplemented except as set forth herein and no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no actual knowledge of the occurrence of any other default under or in connection with the Lease. Any terms used herein that are not defined herein shall have the same definitions as set forth in the Lease.

3. Amendment to Section 3. Use. Tenant use of the Leased Premises may also include providing above ground digital infrastructure and related activities necessary to implement and support these operations or services, including associated with digital assets, cryptocurrency, colocation, and/or computing such as artificial intelligence, high performance computing and other lawful uses.

Midland Lease – Third Amendment

4. Amendment to Section 4. Rent and Security Deposit. In Section 4 as amended the rent payable is as follows reflecting an annual rent increase of 3.1 percent commencing September 15, 2024:

Year 1: September 15, 2024 – September 14, 2025 - $1,380,509

Year 2: September 15, 2025 – September 14, 2026 - $1,423,304.78

Year 3: September 15, 2026 – September 14, 2027 - $1,467,427.23

5. Amendment to Section 26. Notice. Notice shall be as follows:

If to tenant:	Attention Legal Department
950 Railroad Ave
Midland, PA 15059
with an email to: legal@mawsoninc.com and to: notice@mawsoninc.com

If to Landlord:	Jewel Acquisition, LLC

[***REDACTED***]

With a copy to:
[***REDACTED***]

6. All Other Lease Terms in Full Force and Effect. Except as modified by this Amendment, all of the terms, provisions, conditions, and covenants of the Lease as previously amended shall be and remain in full force and effect, including but not limited to, all provisions relating to the property being leased “As Is”.

7. Approval and Authority to Sign. Each Party acknowledges that this Amendment was duly approved by each Party and each Party acknowledges that the individual or individuals signing this Amendment are duly authorized to so sign.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as the day and year first above written.

Tenant:		Landlord:
Mawson Infrastructure Group Inc		Jewel Acquisition, LLC

By:		By:
Name:	Rahul Mewawalla	Name:	[***REDACTED***]
Title:	CEO and President	Title:	Executive Vice President, Finance & CFO

2